UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2025

PLUS THERAPUETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 Marathon Blvd., Suite 200

Austin, Texas 78756

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (737) 255-7194

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PSTV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Plus Therapeutics, Inc. (the “Company”) has announced that the Nasdaq Stock Market LLC (“Nasdaq”) has confirmed in a letter dated March 7, 2025 (the “Letter”) that the Company has regained compliance with Nasdaq’s minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Requirement”).

As previously disclosed by the Company in a Current Report on Form 8-K filed on November 1, 2024, Nasdaq had provided the Company until March 4, 2025, to notify Nasdaq that the Company was in compliance with the Minimum Stockholders’ Equity Requirement. The Company regained compliance with the Minimum Stockholders’ Equity Requirement in connection with the private placement (the “Private Placement”) disclosed by the Company in its Current Report on Form 8-K filed on March 4, 2025.

Based on the receipt of the Letter, the funds from the Company’s previously disclosed Private Placement are being released from escrow.

Pursuant to Nasdaq Listing Rule 5815(d)(4)(B), the Company will be subject to a Mandatory Panel Monitor until March 7, 2026. If the Nasdaq Listing Qualifications staff (the “Staff”) finds the Company again out of compliance with the Minimum Stockholders’ Equity Requirement before that date, the Company would not be permitted to provide the Staff with a plan of compliance with respect to that deficiency and the Staff would not be permitted to grant additional time for the Company to regain compliance with respect to that deficiency, nor would the Company be afforded an applicable cure or compliance period. Instead, the Staff would issue a “Delist Determination Letter” and the Company would have an opportunity to request a Nasdaq hearing panel regarding its continued listing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUS THERAPEUTICS, INC.

Date: March 10, 2025	By:	/s/ Andrew Sims
	Name:	Andrew Sims
	Title:	Chief Financial Officer